UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2010 (August 24, 2010)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 24, 2010, Inland American Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”) amended and restated our charter by filing the Sixth Articles of Amendment and Restatement (the “Sixth Articles”) with the State Department of Assessments and Taxation of Maryland. The Sixth Articles were approved by our stockholders at our annual meeting of stockholders, as described in Item 5.07 below.

The amendments to our charter relate primarily to access to our stockholder list and our treatment of “mini-tender” offers.  Specifically, Section 10.1 of the Sixth Articles now permits only those stockholders who, for at least six months, have been stockholders of record of at least 5% of the outstanding stock of any class to inspect our books of account and stock ledger, to request a statement of our affairs and to request a stockholder list.  In addition, Section 10.2 of the Sixth Articles includes a new provision requiring any person making a tender offer, including any “mini-tender” offer, to comply with most of the provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended, including the notice and disclosure requirements.  The new provision requires any offeror to provide us notice of the offer at least ten business days before initiating the offer.  If the offeror does not comply with these provisions, we will have the right to redeem that person’s shares and any shares acquired in the offer.  In addition, the non-complying offeror will be responsible for all of our expenses in connection with that person’s noncompliance.

The information set forth above with respect to the Sixth Articles does not purport to be complete in scope and is qualified in its entirety by the full text of the Sixth Articles, which are being filed as Exhibit 3.1 hereto and are incorporated into this Item 5.03 disclosure by reference.

Item

5.07.

Submission of Matters to a Vote of Security Holders.

On August 24, 2010, we held our 2010 annual meeting of stockholders.

At the annual meeting, our stockholders elected the eight nominees listed below to serve as directors for a term ending at the 2011 annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, removal, resignation or retirement.  The voting results for each of the eight persons nominated to serve as directors are as follows:

Nominee	For	Against	Abstain
J. Michael Borden	479,149,278	6,176,002	16,921,775
Thomas F. Glavin	479,910,523	5,696,586	16,639,946
Brenda G. Gujral	479,276,589	6,194,611	16,775,855
David Mahon	477,621,692	6,281,351	18,344,011
Thomas F. Meagher	477,911,822	6,754,125	17,581,107
Robert D. Parks	479,352,206	5,768,078	17,126,771
Paula Saban	478,814,529	6,175,741	17,256,784
William J. Wierzbicki	478,544,984	6,156,162	17,545,910

Our stockholders also ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  Stockholders holding 482,715,581 shares voted in favor of the proposal, stockholders holding 5,263,178 shares voted against the proposal and stockholders holding 14,268,296 shares abstained from voting on this proposal.

Finally, at the annual meeting, our stockholders approved amendments to our charter relating to access to our stockholder list and our treatment of “mini-tender” offers, as described in Item 5.03 above.  Stockholders holding 466,125,650 shares voted in favor of the proposal, stockholders holding 12,033,560 shares voted against the proposal and stockholders holding 24,087,845 shares abstained from voting on this proposal.

Item

8.01.

Other Events.

Change in Transfer Agent

Effective as of August 23, 2010, DST Services, Inc. will serve as our transfer agent and the administrator of our distribution reinvestment plan.

Amendment and Restatement of Distribution Reinvestment Plan

Effective as of August 23, 2010, we adopted an Amended and Restated Distribution Reinvestment Plan (the “Plan”). The Plan was amended to reflect the fact that DST Systems, Inc., the Company’s new transfer agent, will serve as the administrator of the Plan and to make certain conforming changes in connection therewith.  We will mail notice of the amendment to our stockholders on or about August 27, 2010.

The information set forth above with respect to the Plan does not purport to be complete in scope and is qualified in its entirety by the full text of the Plan, which is being filed as Exhibit 4.1 hereto and is incorporated into this Item 8.01 disclosure by reference.

Item

9.01.

Financial Statements and Exhibits.

(d)

Exhibits

3.1

Sixth Articles of Amendment and Restatement of Inland American Real Estate Trust, Inc.

4.1.

Amended and Restated Distribution Reinvestment Plan of Inland American Real Estate Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	August 26, 2010	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.

Description

3.1

Sixth Articles of Amendment and Restatement of Inland American Real Estate Trust, Inc.

4.1.

Amended and Restated Distribution Reinvestment Plan of Inland American Real Estate Trust, Inc.

5